UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Arlington Asset Investment Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all box that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on the table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! ARLINGTON ASSET INVESTMENT CORP. 2022 Annual Meeting Vote by June 15, 2022 11:59 PM ET ARLINGTON ASSET INVESTMENT CORP. ATTN: MR. SCOTT PARISH 6862 ELM ST. SUITE 320 MCLEAN, VA 22101 You Invested in ARLINGTON ASSET INVESTMENT CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 16,2022. Get informed before you vote View the Notice of Annual Meeting & Proxy Statement, Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 02, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 16, 2022 9:00 AM EDT At the offices of Hunton Andrews Kurth LLP 2200 Pennsylvania Avenue NW 9th Floor Washington, DC 20037 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1. Election of Directors Nominees: 1a. Danial E. Berce 1b. David W. Faeder 1c. Melinda H. McClure 1d. Ralph S. Michael, III 1e. Anthony P. Nader, III 1f. J. Rock Tonkel, Jr. 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. 3. Advisory approval of the compensation of the Company’s executive officers. 4. To ratify a second amendment to the Company’s Shareholder Right Agreement. 5. To consider a shareholder proposal regarding the recommendation that the Board take all lawful, extraordinary actions necessary to effectuate the liquidation of the Company. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Board Recommends For For For For For For For For For Against Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.